Exhibit 10.9

QUALITY GOLD HOLDINGS, INC.

2023 INCENTIVE COMPENSATION PLAN

Section 1— Introduction

1.1           Effectiveness. Effective as of the Effective Date (as defined below), the Quality Gold Holdings, Inc. 2023 Incentive Compensation Plan is hereby established.

1.2           Purpose. The purpose of the Plan is to provide (i) designated employees and consultants of the Company and its subsidiaries and (ii) non-employee members of the Board with the opportunity to receive grants of Options, Stock Units, Stock Awards, SARs and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

Section 2—Definitions

As used in the Plan, the following terms will have the respective meanings set forth below:

2.1           “Board” means the Company’s Board of Directors.

2.2           A “Change of Control” shall be deemed to have taken place for purposes of the Plan if:

(a)           any Person (as defined in this Section 2.2) is or becomes the Beneficial Owner (as defined in this Section 2.2) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (unless such Person is the Beneficial Owner of more than 50% of such securities as of the Effective Date);

(b)           during any period of two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Change of Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

(c)           the consummation of a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity, at least 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation);

(d)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)           the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of the definition of Change of Control, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

For purposes of the definition of Change of Control, a Person shall be deemed the “Beneficial Owner” of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

Notwithstanding the foregoing, for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

2.3           “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

2.4           “Committee” means (i) with respect to Grants to Employees or Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, and (ii) with respect to Grants made to Non-Employee Directors, the Board.

2.5           “Company” means Quality Gold Holdings, Inc., its subsidiary corporations or other entities and any successor corporation, as determined by the Committee.

2.6           “Company Stock” means the common stock of the Company, $0.0001 par value per share, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the common stock.

2.7           “Consultant” means any person who is classified by the Employer as a “contractor” or “consultant” of the Employer.

2.8           “Disability” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

2.9           “Dividend Equivalent” means an amount calculated with respect to a Stock Award or Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Award or Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

2.10           “Effective Date” of the Plan means [•], 2023, provided that the Plan is approved by the shareholders of the Company on that date.

2.11           “Employee” means an employee of the Employer (including an officer or director who is also an employee).

2.12           “Employer” means the Company and its subsidiaries.

2.13           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14           “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

2.15           “Fair Market Value” of Company Stock means, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

2.16           “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

2.17           “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

2.18           “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

2.19           “Non-Employee Director” means a member of the Board who is not an Employee.

2.20           “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

2.21           “Option” means an option to purchase shares of Company Stock, as described in Section 7.

2.22           “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

2.23           “Participant” means an Employee, Consultant or a Non-Employee Director designated by the Committee to participate in the Plan.

2.24           “Plan” means this Quality Gold Holdings, Inc. 2023 Incentive Compensation Plan, as may be amended from time to time.

2.25           “SAR” means a stock appreciation right as described in Section 10.

2.26           “Stock Award” means an award of Company Stock as described in Section 9.

2.27           “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

Section 3—Administration

3.1           Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

3.2           Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 17, and (v) deal with any other matters arising under the Plan.

3.3           Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Grant Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Grants granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Grant Agreement; (iv) prescribe the form of Grant Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Grant Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Grants should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of a Grant when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Company Stock acquired pursuant to a Grant for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan.

3.4           Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Grants granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

Section 4—Grants

Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement. By acceptance of the Grant, a Participant acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

Notwithstanding the Committee’s discretion granted under the Plan to determine the vesting provisions applicable to a Grant, the vesting provisions shall, in all events, be subject to the provisions of this Section 4. Incremental vesting of portions of the Grant over the vesting period is permitted. Notwithstanding the foregoing, the Grant Agreement may provide for vesting to occur upon the Participant’s death, Disability or retirement or, subject to the limitations contained herein, in the event of a Change of Control.

Section 5—Shares Subject To Plan

5.1           Shares Authorized. Subject to adjustment as described below in Section 5.4, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be [•]1. The maximum aggregate number of shares of Company Stock with respect to which all Grants of Incentive Stock Options may be made under the Plan shall be [•] shares, subject to adjustment as described below in Section 5.4.

1 NTD: Insert number equal to 15% of the issued and outstanding shares of the Company as of the Effective Date.

5.2           Source of Shares; Share Counting. All Grants under the Plan shall be expressed in shares of Company Stock. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such Option is exercised. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the number of shares issued, vested or exercised under such Grant, calculated in each instance before payment of such share withholding. Upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such SAR, the number of such shares shall be reduced by the net number of shares for which the SAR is exercised, and without regard to any cash settlement of a SAR. To the extent that any Grants are paid in cash and not in shares of Company Stock, such Grants shall not count against the share limits in Section 5.1.

5.3           Individual Limits. The maximum aggregate “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), of Company Stock with respect to which all Grants may be made under the Plan during any calendar year to any Non-Employee Director shall be $[•] via Options and SARs and $[•] via Stock Awards or Stock Units (provided, however, that such limits do not apply to cash-based directors fees which directors elect to have paid in Company Stock instead), subject to adjustment as described in Section 5.4 below. The individual limits of this Section 5.3 shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

5.4           Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 6—ELIGIBILITY FOR PARTICIPATION

6.1           Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible to participate in the Plan.

6.2           Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

Section 7—OPTIONS

7.1           General Requirements. The Committee may grant Options to an Employee, Consultant or Non-Employee Directors upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

7.2           Type of Option, Price and Term.

(a)           The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

(b)           The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(c)           The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

7.3           Exercisability of Options.

(a)           Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(b)           Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

7.4           Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Consultant or Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

7.5           Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T (or other applicable regulations) of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

7.6           Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

Section 8—STOCK UNITS

8.1           General Requirements. The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

8.2           Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

8.3           Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

8.4           Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

8.5           Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

Section 9—STOCK AWARDS

9.1           General Requirements. The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

9.2           Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

9.3           Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14.1. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

9.4           Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

Section 10—Stock Appreciation Rights

10.1           General Requirements. The Committee may grant SARs to an Employee, Consultant or Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

10.2           Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

10.3           Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified in a Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

10.4           Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

10.5           Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

10.6           Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

Section 11—Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

Section 12—DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

Section 13—Withholding of Taxes

13.1           Required Withholding. All Grants under the Plan may be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

13.2           Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock at the time such Grants become taxable, up to an amount that does not exceed the maximum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

Section 14—Transferability of Grants

14.1           Restrictions on Transfer. Except as described in Section 14.2 below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

14.2           Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

Section 15—Consequences of a Change of Control

In the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) cancel or require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised vested Options and vested SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. In the event of a Change of Control, the Committee may terminate any underwater Options or SARs without payment of consideration.

Section 16—Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

Section 17—Amendment of the Plan

17.1           Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 17.2 below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

17.2           No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except as authorized by Section 5.4, the terms of outstanding awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards of Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without shareholder approval.

Section 18—Miscellaneous

18.1           Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.

18.2           Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or Consultants, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee or Consultant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

18.3           Compliance with Law.

(a)               The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)              The Plan is intended to comply with the requirements of section 409A of the Code such that Grants hereunder will be exempt therefrom, or if not so exempt, will comply with that section so as not to impose taxes on Participants prior to the receipt of value hereunder. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(c)              Any Grant that is subject to section 409A of the Code and that is to be distributed to a key employee (as described below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(d)               Notwithstanding anything in the Plan or any Grant Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A or other section of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

18.4           Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

18.5           Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

18.6           Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director, or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

18.7           No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.8           Clawback Rights. All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date.

18.9           Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

QUALITY GOLD HOLDINGS, INC.

By:
Michael J. Langhammer, Chief Executive Officer